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                                                                    Exhibit 99.1

                    COVER-ALL TECHNOLOGIES INC. REPORTS FIRST
                         QUARTER 2006 OPERATING RESULTS

FAIRFIELD, NEW JERSEY (May 16, 2006) - Cover-All Technologies Inc. (OTC Bulletin
Board: COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), today announced results of operations for the quarter ended March 31, 2006.

Revenues for the three months ended March 31, 2006 were $1,739,000 as compared to $2,087,000 in the same period in 2005. Net income (loss) for the three months ended March 31, 2006 and 2005 was $(290,000), or $(0.02) per share, and
$(35,000), or $(0.00) per share, respectively.

John Roblin, Chairman of the Board of Directors, President and Chief Executive
Officer of the Company, stated: "Cover-All's results for the first quarter of 2006 were below our expectations but we showed improved results over the fourth quarter of 2005. Expenses were down by more than 8%, from $2,212,000 in the fourth quarter of 2005 to $2,029,000 in the first quarter of 2006, in spite of increased costs associated with regulatory compliance. Services revenues (i.e., maintenance, professional services and ASP) were up by almost 11%, from $1,344,000 to $1,491,000, over the previous quarter. New license sales, however, were disappointing, as buying decision cycles remain long and complex.

"On a year over year comparison, our first quarter 2006 services revenues (i.e., maintenance, professional services and ASP) remained constant compared to the same period in 2005. Total expenses for first quarter of 2006 were down more than 4%, from $2,122,000 to $2,029,000, compared to the same period in 2005.
Expenses were reduced in virtually all categories but these savings were more than offset by a decrease in capitalized development, increased costs of regulatory compliance and third party software costs.

"Going forward, Cover-All remains focused on serving our existing customer base who are expanding the use of our services and constituting an active market for our new capabilities. We are in the process of delivering functionality that has been contracted for by customers as well as marketing these capabilities to other customers and prospects. Our recent successful implementations of new capabilities have generated a number of new leads in the marketplace that we are actively pursuing. We are energized and excited about these new opportunities."

The Company has scheduled a conference call for 11:00 a.m. EDT on Wednesday, May
17, 2006, at which time it will review results for the quarter ended March 31, 2006. Teleconference Information: To participate in the Wednesday teleconference, dial 877-669-3047 (domestic) and 706-679-7418 (international).
The conference ID # is 9400612.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by

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creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at WWW.COVER-ALL.COM.

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, including the Company's Form 10-K for the year ended December 31, 2005, filed with the SEC on March 31, 2006, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:
Ann Massey
Chief Financial Officer
973/461-5190
amassey@cover-all.com


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The following is a summary of operating highlights for the three months ended
March 31, 2006 and 2005.

                  COVER-ALL TECHNOLOGIES INC. AND SUBSIDIARIES
                              OPERATING HIGHLIGHTS



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


                                                                   THREE MONTHS ENDED MARCH 31,
                                                                   ----------------------------
                                                                   2 0 0 6              2 0 0 5
                                                                   -------              -------
                                                                           (unaudited)
REVENUES:
     Licences                                                $          248,000  $          566,000
     Maintenance                                                        844,000             997,000
     Professional Services                                              331,000             299,000
     Application Service Provider Services                              316,000             225,000
                                                             ------------------  ------------------
     TOTAL REVENUES                                                   1,739,000           2,087,000
                                                             ------------------  ------------------

COSTS AND EXPENSES:
     Cost of Sales                                                    1,286,000           1,288,000
     Research and Development                                           175,000             200,000
     Sales and Marketing                                                236,000             313,000
     General and Administrative                                         288,000             310,000
     Other Expense (Income), Net                                             --             (35,000)
     Interest Expense, Net                                               44,000              46,000
                                                             ------------------  ------------------

TOTAL COSTS AND EXPENSES                                              2,029,000           2,122,000
                                                             ------------------  ------------------

     INCOME (LOSS) BEFORE INCOME TAXES                              $  (290,000) $          (35,000)
                                                             ------------------  ------------------

     INCOME TAXES                                                            --                  --
                                                             ------------------  ------------------

     NET (LOSS)                                              $         (290,000) $          (35,000)
                                                             ==================  ==================

BASIC EARNINGS (LOSS) PER COMMON SHARE                       $            (0.02) $            (0.00)
                                                             ==================  ==================

DILUTED EARNINGS (LOSS) PER COMMON SHARE                     $            (0.02) $            (0.00)
                                                             ==================  ==================
